Exhibit 99.1

Press Release

Source:	BNC Bancorp

Contact:	Richard D. Callicutt II
President and CEO
336-869-9200

BNC Bancorp Announces Earnings for Third Quarter 2015

HIGH POINT, N.C., Oct. 23, 2015 - BNC Bancorp (NASDAQ: BNCN) (“Company”), parent company for Bank of North Carolina (“Bank”), today reported financial results for the third quarter of 2015.

Operating earnings for the third quarter of 2015 totaled $15.0 million, or $0.39 per diluted share, compared to $11.8 million, or $0.36 per diluted share, for the second quarter of 2015 and $9.7 million, or $0.33 per diluted share, for the third quarter of 2014. Operating earnings exclude non-operating income and expenses, which primarily consists of transaction-related expenses and gain (loss) on sale of investment securities, net of income taxes.

Net income for the third quarter of 2015 was $11.9 million, or $0.31 per diluted share, compared to $11.0 million, or $0.34 per diluted share, for the second quarter of 2015 and $8.3 million, or $0.28 per diluted share, for the third quarter of 2014.

At September 30, 2015, the Company’s total assets were $5.20 billion, an increase of 27.7% as compared to total assets of $4.07 billion at December 31, 2014. The financial information and results of operations for the third quarter of 2015 include the impact of the merger with Valley Financial Corporation (“Valley”), which was completed on July 1, 2015.

Highlights for Third Quarter 2015:

•	Operating earnings per diluted share of $0.39, compared to $0.36 for the second quarter of 2015;

•	Originated loans increased $187.7 million, or 7.8%, during the current quarter, excluding loans that were reclassified from acquired;

•	Annualized operating return on average assets of 1.15%, compared to 1.13% for the second quarter of 2015;

•	Annualized operating return on tangible common equity ratio of 16.79%, compared to 15.58% for the second quarter of 2015;

•	Nonperforming assets not acquired by the Company decreased 26.8%;

•	Announced the acquisition of Southcoast Financial Corporation, which operates 10 branches in the Charleston and Mt. Pleasant, South Carolina markets; and

•	Successful integration and conversion of Valley’s core operating system and branches.

Richard D. Callicutt II, President and CEO, stated, "We are pleased to report another quarter of strong financial results, with core operating earnings per share increasing to $0.39 compared to $0.36 in the previous quarter. During the quarter we closed the Valley transaction and subsequently completed their core system conversion.  The integration has been highly successful and the transition for the Valley employees and customers has gone very well.  Also during the quarter we announced an agreement to acquire Southcoast Financial in Mt. Pleasant, South Carolina.  The Southcoast footprint and strong employee-centric culture will be a great fit with our current team in the Charleston area and will catapult us to approximately $800 million in assets and a top-five deposit market share in the Charleston-North Charleston, SC MSA.

On October 16th, we closed our acquisition of seven branch offices from CertusBank, N.A., along with approximately $188 million of loans and $175 million of deposits in the highly attractive Upstate area of South Carolina.  Already having this expanded footprint has allowed us to attract some additional commercial banking talent that we believe will enhance our organic growth opportunities in this market.

While the acquisition highlights this quarter have been numerous, the area we are most proud of is our Company’s continued organic loan and deposit growth.  Originated loans increased by approximately $190 million during the third quarter alone.  This growth is attributable to our ability to successfully execute on our strategy to build scale and attract top-tier talent within our franchise in six of the best regions in the Carolinas and Southern Virginia.”

Operating Results

Fully-taxable equivalent (“FTE”) net interest income for the third quarter of 2015 was $48.2 million, an increase of 18.7% from $40.6 million for the second quarter of 2015, and an increase of 26.6% from $38.1 million for the third quarter of 2014.

FTE net interest income was $128.7 million for the nine months ended September 30, 2015, an increase of 20.7% from $106.6 million for the nine months ended September 30, 2014.

FTE net interest margin was 4.10% for the third quarter of 2015, a decrease from 4.28% for the second quarter of 2015 and 4.54% for the third quarter of 2014. The decrease is primarily due to a decrease in the yield earned on the Company’s portfolio loans, which was 4.83% for the third quarter of 2015, as compared to 5.03% and 5.27% for the second quarter of 2015 and third quarter of 2014, respectively, which were due to higher average loan balances and reduced accretion earned on the acquired loan portfolio. Average interest-earnings assets for the third quarter of 2015 were $4.66 billion, an increase from $3.80 billion for the second quarter of 2015 and $3.32 billion for the third quarter of 2014. These increases are primarily due to the Valley acquisition, as well as organic loan growth in our markets.

FTE net interest margin was 4.24% for the nine months ended September 30, 2015, a decrease of 32 basis points from 4.56% for the nine months ended September 30, 2014. The decrease in yield on the portfolio loans was partially offset by $14.9 million of loan accretion from the acquired loan portfolio, as compared to $10.0 million recorded for the nine months ended September 30, 2014. Average interest-earning assets were $4.06 billion for the nine months ended September 30, 2015, an increase of 29.9% from $3.12 billion for the nine months ended September 30, 2014.

The following table is a summary of average yields and costs:

Average Yields / Costs (FTE)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Yield on interest-earning assets	4.70%	4.95%	5.11%	4.87%	5.18%
Cost of interest-bearing liabilities	0.72%	0.80%	0.65%	0.75%	0.71%
Cost of funds	0.61%	0.67%	0.56%	0.64%	0.62%
Net interest spread	3.98%	4.15%	4.46%	4.12%	4.47%
Net interest margin	4.10%	4.28%	4.54%	4.24%	4.56%

Total non-interest income was $9.2 million for the third quarter of 2015, an increase of 5.5% from $8.7 million for the second quarter of 2015, and an increase of 45.4% from $6.3 million for the third quarter of 2014. As part of a rebalancing strategy after the Valley acquisition, $0.8 million of gains were recognized on the sale of investment securities, which were offset by an equal amount of prepayment penalties from the early extinguishment of certain FHLB advances. The Company also continued to experience growth from the mortgage operations business, with increases in revenue as compared to second quarter 2015 and third quarter of 2014. Income from deposit service charges continues to increase as a result of the growth in transaction-based deposits. Many of the other non-interest income sources, such as income from recoveries on acquired loans, income derived from the sale of loans partially guaranteed by the SBA and income derived from our investment brokerage services, are volatile and can vary significantly from period to period.

Total non-interest income was $24.2 million for the nine months ended September 30, 2015, an increase of 40.2% from $17.2 million for the nine months ended September 30, 2014. Operating non-interest income increased 31.4% for the nine months ended September 30, 2015, as compared to the same period of 2014.

Total non-interest expense was $38.2 million for the third quarter of 2015, an increase of 21.6% from $31.4 million for the second quarter of 2015, and an increase of 28.0% from $29.8 million for the third quarter of 2014. Operating non-interest expense for the quarter ended September 30, 2015 was $32.6 million, as compared to $30.2 million for the second quarter of 2015 and $27.5 million for the third quarter of 2014. The increase is due to additional employees and facilities related to the Valley acquisition. These increased charges were slightly offset by a decrease in losses taken on other real estate owned (“OREO”), as the Company incurred a high level of charges in the second quarter of 2015 as a result of concerted efforts to liquidate certain properties in the portfolio.

Total non-interest expense was $101.6 million for the nine months ended September 30, 2015, an increase of 20.8% from $84.1 million for the nine months ended September 30, 2014. Operating non-interest expense was $91.8 million for the nine months ended September 30, 2015, an increase of 18.7% from $77.4 million for the nine months ended September 30, 2014. The increase is due to the acquisition of Valley, as well as the acquisition of Harbor Financial Group, which occurred in the fourth quarter of 2014.

The following table details the components of non-interest income and non-interest expense:

Non-Interest Income / Non-Interest Expense
(dollars in thousands; unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Non-interest income
Mortgage fees	$3,031	$2,777	$2,128	$8,307	$5,640
Service charges	2,284	1,810	1,631	5,738	4,457
Earnings on bank-owned life insurance	705	601	559	1,960	1,748
Gain on sale of SBA loans	416	588	603	1,368	1,475
Other	1,939	2,921	1,332	5,950	4,428
Operating non-interest income	8,375	8,697	6,253	23,323	17,748
Gain (loss) on sale of investment securities	794	(4)	54	839	(511)
Total non-interest income	$9,169	$8,693	$6,307	$24,162	$17,237

Non-interest expense
Salaries and employee benefits	$17,543	$15,749	$14,974	$49,265	$42,487
Occupancy	3,211	2,618	2,647	8,410	6,780
Furniture and equipment	1,654	1,596	1,651	4,877	4,819
Data processing and supply	1,268	1,073	780	3,186	2,659
Advertising and business development	493	617	667	1,756	2,041
Insurance, professional and other services	1,405	1,079	826	3,872	2,875
FDIC insurance assessments	824	702	821	2,261	2,232
Loan, foreclosure and other real estate owned	2,352	3,536	2,586	8,213	6,307
Other	3,786	3,185	2,551	10,003	7,188
Operating non-interest expense	32,536	30,155	27,503	91,843	77,388
Transaction-related expense	4,886	1,244	2,325	8,969	6,723
Loss on extinguishment of debt	763	—	—	763	—
Total non-interest expense	$38,185	$31,399	$29,828	$101,575	$84,111

The following is a summary of transaction-related expenses incurred by transaction:

Transaction-Related Expenses
(dollars in thousands; unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Transaction	2015	2015	2014	2015	2014
Valley	$3,939	$829	$—	$5,186	$—
Certus	424	140	—	564	—
Southcoast	134	—	—	134	—
Harbor	64	244	982	2,675	1,039
Prior acquisitions	325	31	1,343	410	5,684
Total	$4,886	$1,244	$2,325	$8,969	$6,723

Additional Operating Highlights

Total portfolio loans were $3.98 billion at September 30, 2015, an increase of 29.4% from $3.08 billion at December 31, 2014. During the nine months ended September 30, 2015, originated loans, excluding acquired loans that were reclassified, increased $456.7 million, or 21.6%. The Company has experienced organic loan growth across all loan types, with the majority of loan growth in commercial real estate and commercial and industrial loans, which have increased by $329.1 million and $81.7 million, respectively.

The table below outlines the Company’s loan portfolio mix between originated and acquired loans for the past five quarters:

Gross Loan Growth
(dollars in thousands; unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Originated loans	$2,587,572	$2,394,470	$2,262,601	$2,116,441	$2,021,792
Acquired loans	1,391,061	858,537	913,236	958,657	741,877
Total portfolio loans	$3,978,633	$3,253,007	$3,175,837	$3,075,098	$2,763,669

Change in balance (quarter/quarter):
Originated loans	8.1%	5.8%	6.9%	4.7%	8.4%
Acquired loans	62.0%	(6.0)%	(4.7)%	29.2%	(7.9)%
Total portfolio loans	22.3%	2.4%	3.3%	11.3%	3.5%

Total deposits at September 30, 2015 were $4.37 billion, an increase of 28.8% from total deposits of $3.40 billion as of December 31, 2014. The Company continues to grow its transactional deposit base, which has increased by $703.6 million, or 32.1%, during the nine months ended September 30, 2015. Wholesale deposits were 26.1% of total deposits at September 30, 2015, an increase compared to 25.7% as of December 31, 2014.

The table below outlines the components of deposits for the past five quarters:

Total Deposit Growth
(dollars in thousands; unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Non-interest bearing demand	$738,529	$621,392	$544,189	$534,792	$482,859
Interest-bearing demand	2,157,801	1,586,967	1,685,200	1,657,931	1,495,186
Time deposits	1,478,161	1,301,616	1,323,537	1,203,674	1,106,163
Total	$4,374,491	$3,509,975	$3,552,926	$3,396,397	$3,084,208

Change in balance (quarter/quarter)	24.6%	(1.2)%	4.6%	10.1%	(1.3)%

Annual deposit growth	41.8%

Asset Quality

The Company experienced $0.3 million in net recoveries of previously charged-off loans during the third quarter of 2015, compared to net recoveries of $1.0 million during the second quarter of 2015, and net charge-offs of $0.3 million, or 0.05% of average loans, during the third quarter of 2014. Gross charge-offs were $1.2 million during the third quarter of 2015, as compared to $0.7 million during the second quarter of 2015 and $2.9 million during the third quarter of 2014.

The Company has net recoveries of $0.8 million for the nine months ended September 30, 2015, as compared to net charge-offs of $7.0 million, or 0.37% of average loans, for the nine months ended September 30, 2014. Gross charge-offs were $3.9 million during the nine months ended September 30, 2015, as compared to $12.4 million during the nine months ended September 30, 2014.

During the third quarter of 2015, the Company recorded a provision for loan losses of $0.2 million, a slight decrease from $0.3 million recorded in the second quarter of 2015, and a decrease of 84.8% from $1.3 million recorded in the third quarter of 2014. The Company recorded a provision for loan losses of $0.6 million for the nine months ended September 30, 2015, a decrease of 89.9% from $6.0 million for the first nine months of 2014.

The allowance for loan losses was $30.8 million at September 30, 2015, an increase from $30.4 million at December 31, 2014. The components of the allowance for loan loss at September 30, 2015 were as follows:

Allowance for Loan Loss Summary
(dollars in thousands; unaudited)

		Allowance		Allowance
		for	Net	for Loan
	Loans	Loan Losses	Loans	Losses %
Originated loans	$2,587,572	$27,280	$2,560,292	1.05%
Acquired loans	1,391,061	3,553	1,387,508	0.26%
Total portfolio loans	$3,978,633	$30,833	$3,947,800	0.77%

Nonperforming assets, which consist of nonaccrual loans, loans 90 days or more past due and OREO, totaled $57.5 million, or 1.11% of total assets, at September 30, 2015, as compared to $67.3 million, or 1.65% of total assets, at December 31, 2014. Nonperforming assets that were not acquired by the Company totaled $24.7 million at September 30, 2015, a decrease of 23.9% from $32.5 million at December 31, 2014. Nonaccrual loans originated by the Company decreased 30.2% as compared December 31, 2014, primarily due to a few large dollar relationships that were fully repaid during the current quarter.

The following table details our asset quality information for the past five fiscal quarters:

Asset Quality Information
(dollars in thousands; unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Nonaccrual loans - Originated	$5,914	$12,998	$14,776	$8,476	$9,857
Nonaccrual loans - Acquired	14,322	12,391	13,191	16,248	18,135
OREO - Originated	18,791	20,767	21,869	23,989	23,754
OREO - Acquired	18,489	12,241	17,558	18,542	22,718
90 days past due - Originated	—	—	—	—	—
90 days past due - Acquired	—	14	—	—	5
Total nonperforming assets	$57,516	$58,411	$67,394	$67,255	$74,469
Total nonperforming assets - Originated	$24,705	$33,765	$36,645	$32,465	$33,611

Total assets	$5,201,118	$4,278,588	$4,173,463	$4,072,508	$3,735,816
Total portfolio loans	3,978,633	3,253,007	3,175,837	3,075,098	2,763,669
Total originated loans	2,587,572	2,394,470	2,262,601	2,116,441	2,021,792
Net charge-offs, QTD	(326)	(1,036)	584	940	325
Loans restructured/modified not included in above,
(not 90 days past due or on nonaccrual)	15,562	14,100	15,168	13,577	15,685

Ratio of nonperforming assets to total assets	1.11%	1.37%	1.61%	1.65%	1.99%
Originated nonperforming assets to total assets	0.47%	0.79%	0.88%	0.80%	0.90%

Ratio of nonperforming loans to total portfolio loans	0.51%	0.78%	0.88%	0.80%	1.01%
Originated nonperforming loans to total portfolio loans	0.15%	0.40%	0.47%	0.28%	0.36%

Ratio of allowance for loan losses to total portfolio loans	0.77%	0.94%	0.92%	0.99%	1.11%
Allowance for originated loans to total originated loans	1.05%	1.13%	1.15%	1.25%	1.32%

Annualized net charge-offs (recoveries) to average portfolio loans	(0.03)%	(0.13)%	0.08%	0.13%	0.05%

The following is a rollforward of OREO activity for the three and nine months ended September 30, 2015:

Rollforward of OREO
(dollars in thousands; unaudited)

	Three Months Ended September 30, 2015			Nine Months Ended September 30, 2015
	Originated	Acquired	Total	Originated	Acquired	Total
Balance at beginning of period	$20,767	$12,241	$33,008	$23,989	$18,542	$42,531
Acquired from Valley	—	8,114	8,114	—	8,114	8,114
Foreclosures	1,847	301	2,148	6,381	2,238	8,619
Valuation adjustments	(735)	(295)	(1,030)	(2,043)	(1,478)	(3,521)
Sales	(3,088)	(1,872)	(4,960)	(9,536)	(8,927)	(18,463)
Balance at end of period	$18,791	$18,489	$37,280	$18,791	$18,489	$37,280

Capital Position

At September 30, 2015, shareholders’ equity was $522.5 million, an increase of 33.8% from $390.4 million as of December 31, 2014.

All of the Bank’s and Company’s capital ratios exceed the minimum thresholds established for a well-capitalized bank by regulatory measures.

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with total assets in excess of $5.4 billion subsequent to the purchase of the branches from CertusBank, N.A. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 64 current banking offices in Virginia, North and South Carolina. The Bank’s 19 locations in South Carolina and nine locations in Virginia operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN." The Company’s website is www.bncbancorp.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States.  BNC Bancorp's management uses these "non-GAAP" measures in their analysis of the Company's performance.  Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the attached tabular disclosures for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Forward Looking Statements

This press release contains forward-looking statements relating to the financial condition, results of operations and business of BNC Bancorp and the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) the economic recovery may face challenges causing its momentum to falter or a further recession; (ii) expected cost savings and other benefits anticipated in connection with our acquisitions may not be fully realized or realized within the expected time frame; (iii) our ability to integrate acquisitions and retain existing customers and attract new ones; and (iv) adverse changes in credit quality trends. Additional factors affecting BNC Bancorp and the Bank are discussed in BNC Bancorp’s filings with the Securities and Exchange Commission (the “SEC”), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the Securities and Exchange Commission’s website at www.sec.gov where you can review those documents. BNC Bancorp does not undertake a duty to update any forward-looking statements made in this press release.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended September 30,
SUMMARY INCOME STATEMENTS	2015	2014	% Change
Interest income	$53,313	$40,876	30.4%
Interest expense	7,054	4,736	48.9%
Net interest income	46,259	36,140	28.0%
Provision for loan losses	198	1,304	-84.8%
Net interest income after provision for loan losses	46,061	34,836	32.2%
Non-interest income	9,169	6,307	45.4%
Non-interest expense	38,185	29,828	28.0%
Income before income tax expense	17,045	11,315	50.6%
Income tax expense	5,106	3,047	67.6%
Net income	$11,939	$8,268	44.4%

PER SHARE DATA
Earnings per share, basic	$0.31	$0.28
Earnings per share, diluted	0.31	0.28
Operating earnings per share, diluted (1)	0.39	0.33
Tangible common book value per share (1)	9.86	9.12

Period-end common shares outstanding	38,138	29,475
Weighted average participating common shares:
Basic	38,058	29,472
Diluted	38,165	29,567

PERFORMANCE RATIOS
Return on average assets	0.92%	0.89%
Operating return on average assets (1)	1.15%	1.04%
Return on average common equity	9.15%	10.03%
Return on average tangible common equity (1)	13.52%	13.03%
Operating return on average tangible common equity (1)	16.79%	15.17%
Net interest margin (FTE)	4.10%	4.54%
Average equity to average assets	10.05%	8.83%
Allowance for loan losses as a % of portfolio loans	0.77%	1.11%
Allowance for originated loans as a % of originated portfolio loans	1.05%	1.32%
Nonperforming assets to total assets, end of period	1.11%	1.99%
Originated nonperforming assets to total assets, end of period	0.47%	0.90%
Annualized net charge-offs (recoveries) to total average portfolio loans	(0.03)%	0.05%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$794	$54
Loss on extinguishment of debt	763	—
Fair value accretion	4,835	3,575
OREO valuation adjustments, net of FDIC reimbursement	911	1,022
Transaction-related expenses	4,886	2,325
Goodwill and other intangible assets, net	146,623	61,716

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Nine Months Ended September 30,
SUMMARY INCOME STATEMENTS	2015	2014	% Change
Interest income	$142,247	$115,227	23.4%
Interest expense	19,185	14,472	32.6%
Net interest income	123,062	100,755	22.1%
Provision for loan losses	609	6,005	-89.9%
Net interest income after provision for loan losses	122,453	94,750	29.2%
Non-interest income	24,162	17,237	40.2%
Non-interest expense	101,575	84,111	20.8%
Income before income tax expense	45,040	27,876	61.6%
Income tax expense	13,329	6,991	90.7%
Net income	$31,711	$20,885	51.8%

PER SHARE DATA
Earnings per share, basic	$0.92	$0.73
Earnings per share, diluted	0.92	0.73
Operating earnings per share, diluted (1)	1.08	0.87
Tangible common book value per share (1)	9.86	9.12

Period-end common shares outstanding	38,138	29,475
Weighted average participating common shares:
Basic	34,461	28,559
Diluted	34,545	28,666

PERFORMANCE RATIOS
Return on average assets	0.95%	0.80%
Operating return on average assets (1)	1.11%	0.96%
Return on average common equity	9.69%	8.90%
Return on average tangible common equity (1)	13.43%	11.13%
Operating return on average tangible common equity (1)	15.68%	13.19%
Net interest margin (FTE)	4.24%	4.56%
Average equity to average assets	9.77%	9.02%
Allowance for loan losses as a % of portfolio loans	0.77%	1.11%
Allowance for originated loans as a % of originated portfolio loans	1.05%	1.32%
Nonperforming assets to total assets, end of period	1.11%	1.99%
Originated nonperforming assets to total assets, end of period	0.47%	0.90%
Annualized net charge-offs (recoveries) to total average portfolio loans	(0.03)%	0.37%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$839	$(511)
Loss on extinguishment of debt	763	—
Fair value accretion	14,917	10,012
OREO valuation adjustments, net of FDIC reimbursement	2,545	2,970
Transaction-related expenses	8,969	6,723
Goodwill and other intangible assets, net	146,623	61,716

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
SUMMARY INCOME STATEMENTS	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Interest income	$53,313	$45,047	$43,887	$42,915	$40,876
Interest expense	7,054	6,314	5,817	5,454	4,736
Net interest income	46,259	38,733	38,070	37,461	36,140
Provision for loan losses	198	301	110	1,001	1,304
Net interest income after provision for loan losses	46,061	38,432	37,960	36,460	34,836
Non-interest income	9,169	8,693	6,300	7,785	6,307
Non-interest expense	38,185	31,399	31,991	32,366	29,828
Income before income tax expense	17,045	15,726	12,269	11,879	11,315
Income tax expense	5,106	4,712	3,511	3,374	3,047
Net income	$11,939	$11,014	$8,758	$8,505	$8,268

Net interest income, as reported	$46,259	$38,733	$38,070	$37,461	$36,140
Fully Taxable-Equivalent ("FTE") adjustment	1,914	1,856	1,868	1,915	1,913
Net interest income, FTE	$48,173	$40,589	$39,938	$39,376	$38,053

PER SHARE DATA
Earnings per share, basic	$0.31	$0.34	$0.27	$0.28	$0.28
Earnings per share, diluted	0.31	0.34	0.27	0.28	0.28

Period-end common shares outstanding	38,138	32,589	32,716	32,599	29,475
Weighted average participating common shares:
Basic	38,058	32,585	32,681	30,505	29,472
Diluted	38,165	32,653	32,754	30,599	29,567

PERFORMANCE RATIOS
Return on average assets	0.92%	1.06%	0.87%	0.89%	0.89%
Operating return on average assets (1)	1.15%	1.13%	1.04%	1.07%	1.04%
Return on average common equity	9.15%	11.05%	9.01%	9.59%	10.03%
Return on average tangible common equity (1)	13.52%	14.59%	12.12%	12.57%	13.03%
Operating return on average tangible common equity (1)	16.79%	15.58%	14.41%	15.08%	15.17%
Net interest margin (FTE)	4.10%	4.28%	4.37%	4.55%	4.54%
Average equity to average assets	10.05%	9.56%	9.62%	9.23%	8.83%
Allowance for loan losses as a % of portfolio loans	0.77%	0.94%	0.92%	0.99%	1.11%
Allowance for originated loans as a % of originated portfolio loans	1.05%	1.13%	1.15%	1.25%	1.32%
Nonperforming assets to total assets, end of period	1.11%	1.37%	1.61%	1.65%	1.99%
Originated nonperforming assets to total assets, end of period	0.47%	0.79%	0.88%	0.80%	0.90%
Annualized net charge-offs (recoveries) to total average portfolio loans	(0.03)%	(0.13)%	0.08%	0.13%	0.05%

SELECTED FINANCIAL DATA
Gain (loss) on sale of investment securities, net	$794	$(4)	$49	$—	$54
Loss on extinguishment of debt	763	—	—	613	—
Fair value accretion	4,835	5,273	4,809	4,867	3,575
OREO valuation adjustments, net of FDIC reimbursement	911	820	814	866	1,022
Transaction-related expenses	4,886	1,244	2,839	2,231	2,325
Goodwill and other intangible assets, net	146,623	82,022	82,861	83,701	61,716

(1) See Reconciliation of Non-GAAP Financial Measures table for additional details.

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	As of
SELECTED BALANCE SHEET DATA	September 30, 2015	December 31, 2014	% Change
Portfolio loans:
Originated loans	$2,587,572	$2,116,441	22.3%
Acquired loans	1,391,061	958,657	45.1%
Allowance for loan losses	(30,833)	(30,399)	1.4%
Net portfolio loans	3,947,800	3,044,699	29.7%
Loans held for sale	37,437	37,280	0.4%
Investment securities	645,732	506,382	27.5%
Total interest-earning assets	4,689,936	3,669,857	27.8%
Total assets	5,201,118	4,072,508	27.7%

Deposits:
Non-interest bearing deposits	738,529	534,792	38.1%
Interest-bearing demand and savings	2,157,801	1,657,931	30.2%
Time deposits	1,478,161	1,203,674	22.8%
Total deposits	4,374,491	3,396,397	28.8%
Borrowed funds	267,069	261,748	2.0%
Total interest-bearing liabilities	3,903,031	3,123,353	25.0%
Shareholders' equity:
Common equity	515,062	380,206	35.5%
Accumulated other comprehensive income	7,435	10,182	(27.0)%
Total shareholders' equity	522,497	390,388	33.8%

	As of
SELECTED BALANCE SHEET DATA	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Portfolio loans:
Originated loans	$2,587,572	$2,394,470	$2,262,601	$2,116,441	$2,021,792
Acquired loans	1,391,061	858,537	913,236	958,657	741,877
Allowance for loan losses	(30,833)	(30,635)	(29,351)	(30,399)	(30,722)
Net portfolio loans	3,947,800	3,222,372	3,146,486	3,044,699	2,732,947
Loans held for sale	37,437	36,315	25,505	37,280	20,906
Investment securities	645,732	557,732	515,325	506,382	489,263
Total interest-earning assets	4,689,936	3,886,910	3,778,586	3,669,857	3,354,964
Total assets	5,201,118	4,278,588	4,173,463	4,072,508	3,735,816

Deposits:
Non-interest bearing deposits	738,529	621,392	544,189	534,792	482,859
Interest-bearing demand and savings	2,157,801	1,586,967	1,685,200	1,657,931	1,495,186
Time deposits	1,478,161	1,301,616	1,323,537	1,203,674	1,106,163
Total deposits	4,374,491	3,509,975	3,552,926	3,396,397	3,084,208
Borrowed funds	267,069	337,711	195,659	261,748	298,642
Total interest-bearing liabilities	3,903,031	3,226,294	3,204,396	3,123,353	2,899,991
Shareholders' equity:
Common equity	515,062	395,215	389,025	380,206	320,433
Accumulated other comprehensive income	7,435	8,368	10,087	10,182	10,214
Total shareholders' equity	522,497	403,583	399,112	390,388	330,647

PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended
SELECTED AVERAGE BALANCE SHEET DATA	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Portfolio loans	$3,915,162	$3,207,771	$3,128,992	$2,877,833	$2,721,425
Investment securities	631,407	513,476	495,587	484,092	491,278
Total interest-earning assets	4,657,454	3,802,696	3,708,252	3,436,018	3,322,970
Total assets	5,154,690	4,180,690	4,097,199	3,809,989	3,705,918

Deposits:
Non-interest bearing deposits	733,659	573,640	532,348	519,062	469,712
Interest-bearing demand and savings	2,058,785	1,604,713	1,654,989	1,545,039	1,513,574
Time deposits	1,480,606	1,298,247	1,275,326	1,122,956	1,126,903
Total deposits	4,273,050	3,476,600	3,462,663	3,187,057	3,110,189
Borrowed funds	334,584	279,140	216,182	246,229	244,341
Total interest-bearing liabilities	3,873,974	3,182,100	3,146,497	2,914,224	2,884,818
Shareholders' equity	517,835	399,868	394,034	351,695	327,138

	For the Nine Months Ended September 30,
SELECTED AVERAGE BALANCE SHEET DATA	2015	2014
Portfolio loans	$3,420,188	$2,522,868
Investment securities	547,321	499,012
Total interest-earning assets	4,059,611	3,124,418
Total assets	4,481,400	3,478,053

Deposits:
Non-interest bearing deposits	613,953	402,903
Interest-bearing demand and savings	1,774,308	1,432,262
Time deposits	1,352,145	1,117,594
Total deposits	3,740,406	2,952,759
Borrowed funds	277,069	189,665
Total interest-bearing liabilities	3,403,522	2,739,521
Shareholders' equity	437,699	313,575

	(Dollars in millions)
LOAN PORTFOLIO MIX	September 30, 2015	June 30, 2015	September 30, 2014
Residential construction	$91.6	$84.2	$46.7
Presold	55.1	57.9	29.9
Speculative	36.5	26.3	16.8
Commercial construction	233.0	243.0	154.4
Residential and commercial A&D	17.8	15.5	14.5
Land	90.1	86.4	89.8
Residential Buildable Lots	26.3	26.7	28.9
Commercial Buildable Lots	22.1	23.9	18.7
Land Held for Development	24.9	19.6	23.4
Raw and Agricultural Land	16.8	16.2	18.8
Commercial Real Estate	2,132.7	1,721.3	1,494.7
Multi-family	164.9	96.4	82.7
Farmland	5.3	5.8	4.5
Owner occupied	737.0	626.4	537.7
Non-owner occupied	1,225.5	992.7	869.8
Commercial and industrial	340.2	219.6	170.1
Residential mortgage	1,029.0	842.0	755.3
Consumer	18.6	16.5	20.9
Leases	25.6	24.5	17.3
Total portfolio loans	$3,978.6	$3,253.0	$2,763.7

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
Operating Earnings per Share, Diluted (1)	September 30, 2015	June 30, 2015	September 30, 2014
Net income (GAAP)	$11,939	$11,014	$8,268
Add: Transaction-related charges, net of tax	3,078	784	1,464
Loss on extinguishment of debt, net of tax	481	—	—
Less: Gain (loss) on sale of investment securities, net of tax	500	(3)	34
Operating earnings (non-GAAP)	14,998	11,801	9,698

Weighted average fully diluted shares outstanding	38,165	32,653	29,567

Operating earnings per share, diluted (non-GAAP)	$0.39	$0.36	$0.33

	For the Nine Months Ended September 30,
Operating Earnings per Share, Diluted (1)	2015	2014
Net income (GAAP)	$31,711	$20,885
Add: Transaction-related charges, net of tax	5,650	4,235
Loss on extinguishment of debt, net of tax	481
Less: Gain (loss) on sale of investment securities, net of tax	529	(322)
Insurance settlement, net of tax	—	484
Operating earnings (non-GAAP)	37,314	24,958

Weighted average fully diluted shares outstanding	34,545	28,666

Operating earnings per share, diluted (non-GAAP)	$1.08	$0.87

	As of September 30,
Tangible Common Book Value per Share (2)	2015	2014
Shareholders' equity (GAAP)	$522,497	$330,647
Less: Intangible assets	146,623	61,716
Tangible common shareholders equity (non-GAAP)	375,873	268,931

Common shares outstanding	38,138	29,475

Tangible common book value per share (non-GAAP)	$9.86	$9.12

	For the Three Months Ended
Return on Average Tangible Common Equity (2)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Net income (GAAP)	$11,939	$11,014	$8,758	$8,505	$8,268
Plus: Amortization of intangibles, net of tax	694	529	529	453	435
Tangible net income available to common shareholders (non-GAAP)	12,633	11,543	9,287	8,958	8,703

Average common shareholders equity	517,835	399,868	394,034	351,695	327,138
Less: Average intangible assets	147,143	82,431	83,279	68,954	62,101
Average tangible common shareholders' equity (non-GAAP)	370,692	317,437	310,755	282,741	265,037

Return on average tangible common equity (non-GAAP)	13.52%	14.59%	12.12%	12.57%	13.03%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Nine Months Ended September 30,
Return on Average Tangible Common Equity (2)	2015	2014
Net income (GAAP)	$31,711	$20,885
Plus: Amortization of intangibles, net of tax	1,752	1,021
Tangible net income available to common shareholders (non-GAAP)	33,463	21,906

Average common shareholders equity	437,699	313,575
Less: Average intangible assets	104,519	50,332
Average tangible common shareholders' equity (non-GAAP)	333,180	263,243

Return on average tangible common equity (non-GAAP)	13.43%	11.13%

	For the Three Months Ended
Operating Return on Average Assets (1)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Net income (GAAP)	$11,939	$11,014	$8,758	$8,505	$8,268
Plus: Transaction-related expenses, net of tax	3,078	784	1,789	1,406	1,464
Loss on extinguishment of debt, net of tax	481	—	—	386	—
Less: Gain (loss) on sale of investment securities, net of tax	500	(3)	31	—	34
Operating earnings (non-GAAP)	14,999	11,801	10,516	10,297	9,698

Average assets	5,154,690	4,180,690	4,097,199	3,809,989	3,705,918

Operating return on average assets (non-GAAP)	1.15%	1.13%	1.04%	1.07%	1.04%

	For the Nine Months Ended September 30,
Operating Return on Average Assets (1)	2015	2014
Net income (GAAP)	$31,711	$20,885
Plus: Transaction-related expenses, net of tax	5,650	4,235
Loss on extinguishment of debt, net of tax	481	—
Less: Gain (loss) on sale of investment securities, net of tax	529	(322)
Insurance settlement, net of tax	—	484
Operating earnings (non-GAAP)	37,314	24,958

Average assets	4,481,400	3,478,053

Operating return on average assets (non-GAAP)	1.11%	0.96%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BNC BANCORP
(Dollars in thousands, except per share data, shares in thousands)
(Unaudited)

	For the Three Months Ended
Operating Return on Average Tangible Common Equity (1)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Net income (GAAP)	$11,939	$11,014	$8,758	$8,505	$8,268
Plus: Amortization of intangibles, net of tax	694	529	529	453	435
Transaction-related expenses, net of tax	3,078	784	1,789	1,406	1,464
Loss on extinguishment of debt, net of tax	481	—	—	386	—
Less: Gain (loss) on sale of investment securities, net of tax	500	(3)	31	—	34
Operating tangible net income available to common shareholders (non-GAAP)	15,692	12,330	11,045	10,750	10,133

Average common shareholders equity	517,835	399,868	394,034	351,695	327,138
Less: Average intangible assets	147,143	82,431	83,279	68,954	62,101
Average tangible common shareholders' equity (non-GAAP)	370,692	317,437	310,755	282,741	265,037

Operating return on average tangible common equity (non-GAAP)	16.79%	15.58%	14.41%	15.08%	15.17%

	For the Nine Months Ended September 30,
Operating Return on Average Tangible Common Equity (1)	2015	2014
Net income (GAAP)	$31,711	$20,885
Plus: Amortization of intangibles, net of tax	1,752	1,021
Transaction-related expenses, net of tax	5,650	4,235
Loss on extinguishment of debt, net of tax	481	—
Less: Gain (loss) on sale of investment securities, net of tax	529	(322)
Insurance settlement, net of tax	—	484
Operating tangible net income available to common shareholders (non-GAAP)	39,066	25,979

Average common shareholders equity	437,699	313,575
Less: Average intangible assets	104,519	50,332
Average tangible common shareholders' equity (non-GAAP)	333,180	263,243

Operating return on average tangible common equity (non-GAAP)	15.68%	13.19%

(1) Management uses these measures in their analysis of the Company's performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.
(2) Management believes investors use this measure to evaluate the Company's performance.